Exhibit 10.2

Equity EXCHANGE AGREEMENT

This Equity Exchange Agreement (this “Agreement”) is made and entered into as of January 31, 2025, by and among (i) China Jo-Jo Drugstores, Inc., a Cayman Islands exempted company (“CJJD”), (ii) Renovation Investment (Hong Kong) Co., Ltd. (香港創新投資有限公司), a Hong Kong private limited company (“Renovation”, together with CJJD, the “CJJD Parties”), (iii) Lei Liu, the current Chief Executive Officer and director of CJJD (“Liu”), (iv) Li Qi, a director of CJJD (“Qi”), and (v) Oakview International Limited (橡景國際有限公司), a Hong Kong private limited company co-owned by Liu and Qi (“Oakview”, collectively with Liu and Qi, the “Liu Parties”). The CJJD Parties and the Liu Parties are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, CJJD owns all of the issued and outstanding shares of Renovation and Renovation owns all the equity of Zhejiang Jiu Xin Investment Management Co. Ltd. (浙江九欣投资管理有限公司), a limited liability company incorporated in the People’s Republic of China (the “PRC”) (“Jiuxin Investment”);

WHEREAS, Liu and Qi collectively own all of the issued and outstanding shares of Oakview;

WHEREAS, CJJD desires to cause Renovation to transfer to Oakview, and Liu and Qi desires to cause Oakview to acquire, all of the issued and outstanding shares of Jiuxin Investment, subject to the terms and conditions set forth herein (the “Divestiture Transaction”);

WHEREAS, Jiuxin Investment currently controls, by contractual arrangements, each of Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (“Jiuzhou Clinic”) and Hangzhou Jiuzhou Medical and Public Health Service Co., Ltd. (“Jiuzhou Service”), and their wholly owned subsidiaries, through which CJJD conducts its online and offline retailer of pharmaceutical and other healthcare products in the PRC;

WHEREAS, Jiuxin Investment currently directly, and indirectly through Jiuzhou Service, owns or controls all the equity of Hangzhou Qianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”, and together with Jiuxin Investment, Jiuzhou Pharmacy, Jiuzhou Clinic, Jiuzhou Service and their respective subsidiaries, the “Divested Entities”);

WHEREAS, following the consummation of the Divestiture Transaction, each of the Divested Entities will be owned or controlled indirectly by the Liu Parties, and none of the Divested Entities will be a subsidiary or consolidated variable interest entity of CJJD;

WHEREAS, concurrently with the entry into this Agreement, CJJD has entered into an equity exchange agreement (the “Acquisition Agreement”) with Lingtao Kong, a Hong Kong resident (“Kong”), and Ridgeline International Limited (峰之脊國際有限公司), a Hong Kong private company (“Ridgeline”), pursuant to which Mr. Kong will transfer all his ownership interests in Ridgeline to CJJD, in exchange for the issuance of 2,225,000 Ordinary Shares to Kong (the “Acquisition Transaction,” and together with the Divestiture Transaction, the “Transactions”), representing approximately thirty-eight percent (38%) of issued and outstanding Ordinary Shares of CJJD after giving effect to the Transactions;

WHEREAS, the Board of Directors of CJJD (the “CJJD Board”) has established a special committee of independent and disinterested members of the CJJD Board (the “Special Committee”) and delegated authority to the Special Committee to evaluate and approve the Transactions; and

WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of CJJD and the Unaffiliated CJJD Shareholders (as defined below); (b) approved the execution and delivery of this Agreement by the CJJD Parties, the performance by the CJJD Parties of their respective covenants and other obligations hereunder, and the consummation of the Divestiture Transaction and other transactions contemplated hereby upon the terms and conditions set forth herein, and (c) resolved to recommend that the Unaffiliated CJJD Shareholders adopt this Agreement at any Shareholder Meeting.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
THE SHARE EXCHANGE; CLOSING

1.1 Sale and Purchase of Acquired Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, Renovation shall, and CJJD shall cause Renovation to, sell, transfer, convey, assign and deliver to Oakview, and Oakview shall, and Liu and Qi shall cause Oakview to, purchase, acquire and accept from Renovation, all of the equity of Jiuxin Investment (the “Acquired Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws), in exchange for an irrevocable surrender to CJJD (for no consideration from CJJD) of an aggregate number of 2,548,353 Ordinary Shares held by Liu Parties and their Affiliates (the “Surrendered Shares”).

1.2 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur substantially simultaneously with, and be conditioned upon the occurrence of, the consummation of the transactions contemplated by the Acquisition Agreement. In accordance with the terms and subject to the conditions of this Agreement and the Acquisition Agreement, the Closing shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) on the date which is two (2) Business Days after the first date on which all conditions set forth in ARTICLE II and Article VIII of the Acquisition Agreement shall have been satisfied or, to the extent legally permissible, waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent legally permissible, waiver thereof), or at such other date, time or place as the Parties and the parties to the Acquisition Agreement may agree. The date on which the closing of the transactions contemplated herein and in the Acquisition Agreement actually occurs is referred to as the “Closing Date”.

ARTICLE II
CLOSING; CLOSING CONDITIONS

2.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Parties, as the case may be, to the extent permitted by applicable Law:

(a) Shareholder Approval. The Shareholder Approval shall have been obtained in accordance with the Companies Act (As Revised) of the Cayman Islands and CJJD’s Organizational Documents; and

(b) Nasdaq Clearance. (i) CJJD’s initial listing application with the Nasdaq Stock Market LLC (“Nasdaq”) in connection with the Transactions shall have been approved and the CJJD shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Closing, or Nasdaq determines that no such initial listing application is required in connection with the Transactions, and (ii) CJJD shall remain listed on Nasdaq as a public company as of or immediately following the Closing and all Ordinary Shares to be issued pursuant to the Transactions shall be approved for listing on Nasdaq, subject only to official notice of issuance thereof.

(c) Laws and Orders. There shall not be in effect any applicable Law or Order that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement or causes the transactions contemplated by this Agreement to be rescinded following consummation.

(d) Consummation of the Acquisition Transaction. (i) All conditions precedent to the closing of the transactions contemplated by the Acquisition Agreement set forth in the Acquisition Agreement shall have been satisfied (as determined by the parties to the Acquisition Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the Closing pursuant to the Acquisition Agreement) and (ii) the closing of the transactions contemplated by the Acquisition Agreement be scheduled to occur substantially concurrently with the closing of the transactions contemplated by this Agreement.

(e) Regulatory Approvals. All Consents of any Governmental Authority required under applicable Laws shall have been filed, shall have occurred or been obtained (all such Consents being referred to as the “Requisite Regulatory Approvals”) and all such Requisite Regulatory Approvals shall be in full force and effect.

2.2 Conditions to Obligations of Liu Parties. The obligations of the Liu Parties to consummate the transactions contemplated by this Agreement are also subject to the satisfaction or waiver (in writing) by the Liu Parties on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the CJJD Parties set forth in ARTICLE IV shall be true and correct (without giving effect to any “materiality” qualifier set forth therein) in all material respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, except representations and warranties that by their terms speak as of a specific date shall be true and correct (without giving effect to any “materiality” qualifier set forth therein) in all material respects only as of such date.

(b) Covenants. All of the covenants and obligations that each of the CJJD Parties is required to perform or comply with under this Agreement on or before the Closing Date shall have been duly performed and complied with in all material respects.

(c) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred that is continuing.

2.3 Conditions to Obligations of the CJJD Parties. The obligations of the CJJD Parties to consummate the transactions contemplated by this Agreement are also subject to the satisfaction or waiver (in writing) by the CJJD Parties on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Liu Parties set forth in ARTICLE III shall be true and correct (without giving effect to any “materiality” qualifier set forth therein) in all material respects as of the date hereof and as of the Closing Date as though made as of the Closing Date, except representations and warranties that by their terms speak as of a specific date shall be true and correct (without giving effect to any “materiality” qualifier set forth therein) in all material respects only as of such date.

(b) Covenants. All of the covenants and obligations that each of the Liu Parties is required to perform or comply with under this Agreement on or before the Closing Date shall have been duly performed and complied with in all material respects.

2.4 Frustration of Closing Conditions. None of the Liu Parties or the CJJD Parties may rely on the failure of any condition set forth in this ARTICLE II to be satisfied if such failure were caused by such Party’s failure to comply with this Agreement and consummate the transactions as contemplated by this Agreement.

ARTICLE III
LIU Parties’ REPRESENTATIONS AND WARRANTIES

The Liu Parties hereby jointly and severally represent and warrant to the CJJD Parties, as of the date of this Agreement and as of the Closing Date (except where such representation or warranty is made as of another specific date), as follows:

3.1 Organization; Due Authorization. Oakview is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Oakview’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of Oakview. Each of Liu and Qi has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by each of the Liu Parties and, assuming due authorization, execution and delivery by the CJJD Parties, this Agreement constitutes a legally valid and binding obligation of each of the Liu Parties, enforceable against each such Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

3.2 Governmental Approvals. No Consent of or with any Governmental Authority is required to be obtained or made by any Liu Party in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder, or (e) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Liu Parties to perform, or otherwise comply with, any of their covenants, agreements or obligations hereunder in any material respect.

3.3 Non-Contravention. The execution and delivery by each Liu Party of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except, in the case of clause (c) directly above, for any such violation, conflict, breach, default, termination, withdrawal, suspension, cancellation, modification, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Liu Parties’ ability to perform, or otherwise comply with, any of their covenants, agreements or obligations hereunder or to consummate the transactions contemplated hereby.

3.4 Legal Proceedings. There is no Action pending or, to the knowledge of the Liu Parties, threatened against any Liu Party that questions or challenges the ownership of the Surrendered Shares, nor the validity of this Agreement, or that may prevent, delay, make illegal or otherwise interfere with the ability of the Liu Parties to consummate the transactions contemplated by this Agreement.

3.5 Capitalization and Ownership. The Liu Parties are the record and beneficial owner (as defined in the Securities Act) of, and have good, valid and marketable title to, the Surrendered Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Surrendered Shares (other than transfer restrictions under the Securities Act)) affecting any such Surrendered Shares, other than Liens pursuant to (i) this Agreement, (ii) the Organizational Documents of CJJD, or (iii) any applicable securities Laws. The Surrendered Shares are the only equity securities in CJJD owned of record or beneficially by any Liu Party on the date of this Agreement. Other than the Surrendered Shares, the Liu Parties do not hold or own any rights to acquire (directly or indirectly) any equity securities of CJJD or any securities convertible into, or which can be exchanged for, equity securities of CJJD. All of the Surrendered Shares are duly authorized, validly issued, fully paid and non-assessable. Except for this Agreement, neither any Liu Party nor any other Person related to the Liu Parties has granted any option in or to any of the Surrendered Shares. Except for this Agreement, there are no Contracts in force to which any of the Liu Parties or any other Person related to the Liu Parties is a party or bound with respect to the Surrendered Shares, including any voting trusts or proxies, registration rights, shareholder or other contracts relating to, binding on or otherwise affecting the Surrendered Shares.

3.6 Independent Investigation. The Liu Parties have conducted their own independent investigation, review and analysis of the business, operations, assets, Liabilities, results of operations, financial condition and prospects of the business of the Divested Entities as they have deemed appropriate, which investigation, review and analysis was done by the Liu Parties and their Affiliates and Representatives. The Liu Parties acknowledge that they and their Affiliates and Representatives have been provided adequate access to the personnel, properties, premises and records of the Divested Entities for such purpose. In entering into this Agreement, the Liu Parties acknowledge that they have relied upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the CJJD Parties or their Affiliates or Representatives, except the representations and warranties set forth in ARTICLE IV. The Liu Parties hereby acknowledge and agree that other than the representations and warranties set forth in ARTICLE IV, none of the CJJD Parties, any of their Affiliates, or any of their respective Representatives or shareholders make or have made any representation or warranty, express or implied, at law or in equity, as to any matter relating to the Acquired Shares, the CJJD Parties, or the Divested Entities, in each case, relating to the transactions contemplated by this Agreement including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the business of the Divested Entities after the Closing in any manner or (iii) the probable success or profitability of the business of the Divested Entities after the Closing.

ARTICLE IV
CJJD Parties’ REPRESENTATIONS AND WARRANTIES

The CJJD Parties hereby jointly and severally represent and warrant to the Liu Parties, as of the date of this Agreement and as of the Closing Date (except where such representation or warranty is made as of another specific date), as follows:

4.1 Organization; Due Authorization. Each of the CJJD Parties and Jiuxin Investment is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within each CJJD Party’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Party. This Agreement has been duly executed and delivered by each of the CJJD Parties and, assuming due authorization, execution and delivery by the Liu Parties, this Agreement constitutes a legally valid and binding obligation of each of the CJJD Parties, enforceable against each such Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

4.2 Governmental Approvals. No Consent of or with any Governmental Authority is required to be obtained or made by any CJJD Party in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Securities Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder, or (e) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the CJJD Parties to perform, or otherwise comply with, any of their covenants, agreements or obligations hereunder in any material respect.

4.3 Non-Contravention. The execution and delivery by each CJJD Party of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except, in the case of clause (c) directly above, for any such violation, conflict, breach, default, termination, withdrawal, suspension, cancellation, modification, acceleration, creation or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the CJJD Parties’ ability to perform, or otherwise comply with, any of their covenants, agreements or obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Legal Proceedings. There is no Action pending or, to the knowledge of the CJJD Parties, threatened against any CJJD Party that questions or challenges the ownership of the Acquired Shares, nor the validity of this Agreement, or that may prevent, delay, make illegal or otherwise interfere with the ability of the CJJD Parties to consummate the transactions contemplated by this Agreement.

4.5 Capitalization of Jiuxin Investment. Renovation is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, the Acquired Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Acquired Shares (other than transfer restrictions under the Securities Act)) affecting any such Acquired Shares, other than Liens pursuant to (i) this Agreement, (ii) the Organizational Documents of Jiuxin Investment, or (iii) any applicable securities Laws. The Acquired Shares constitute all the issued and outstanding equity of Jiuxin Investment. Other than the Acquired Shares, the CJJD Parties do not hold or own any rights to acquire (directly or indirectly) any equity securities of or any securities convertible into, or which can be exchanged for, equity securities of Jiuxin Investment. All of the Acquired Shares are duly authorized, validly issued, fully paid and non-assessable. Except for this Agreement, neither any CJJD Party nor any other Person related to the CJJD Parties has granted any option in or to any of the Acquired Shares. Except for this Agreement, there are no Contracts in force to which any of the CJJD Parties or any other Person related to the CJJD Parties is a party or bound with respect to the Acquired Shares, including any voting trusts or proxies, registration rights, shareholder or other contracts relating to, binding on or otherwise affecting the Acquired Shares.

4.6 Disclaimer of Other Representations and Warranties. The representations and warranties set forth in ARTICLE IV are the only representations and warranties made by the CJJD Parties with respect to the Acquired Shares, the CJJD Parties or the Divested Entities relating to the transactions contemplated by this Agreement. Except as specifically set forth in ARTICLE IV, and except in the case of Fraud Claim, the CJJD Parties are selling the Acquired Shares to the CJJD Parties “as is” and “where is” and with all faults, and makes no warranty, express or implied, as to any matter relating to the Acquired Shares, the CJJD Parties or the Divested Entities, in each case, relating to the transactions contemplated by this Agreement including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the business of the Divested Entities after the Closing in any manner or (iii) the probable success or profitability of the business of the Divested Entities after the Closing.

ARTICLE V
Covenants

5.1 Conduct of Business. Unless the Parties shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 6.1 or the Closing, except as expressly contemplated by this Agreement, the Divested Entities shall, and the CJJD Parties shall cause the Divested Entities to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Divested Entities and their respective businesses, assets and employees, and (iii) take all reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, to maintain, in all material respects, their existing relationships with material customers and suppliers, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

5.2 PRC Registration. On or prior to the Closing Date, the Parties shall enter into a short-form share transfer agreement, in form and substance reasonably satisfactory to the Parties (the “China Transfer Agreement”), to register the transfer of Acquired Shares with the local State Administration for Industry and Commerce (“SAIC”) in accordance with the applicable Laws of the PRC. The Parties shall, in accordance with the provisions herein, within thirty (30) Business Days following the Closing Date, (i) report for filing to, and register the transfer of Acquired Shares and the China Transfer Agreement with, the local SAIC, and obtain a new business license of Jiuxin Investment; and (ii) take all necessary steps to register or file the transfer of Acquired Shares with various government authorities as may be required by the Laws of the PRC. The CJJD Parties, on the one hand, and the Liu Parties, on the other hand, shall offer any assistance and cooperation reasonably required to fulfil and complete those registrations or filings.

5.3 Resignation by Liu and Qi. On or prior to the Closing Date, each of Liu and Qi shall duly execute and deliver written resignation to resign as a member of the CJJD Board (and from all committees thereof, as applicable) and from any officer position held with CJJD, effective as of the Closing. Subject to the consummation of the Transactions, and effective as of the Closing, Ming Zhao, CJJD’s current Chief Financial Officer, shall be appointed as CJJD’s interim Chief Executive Officer to hold such office until a permanent Chief Executive Officer is appointed in accordance with the Organizational Documents of CJJD and any applicable Laws.

5.4 Supply Agreement. On the Closing Date or within fifteen (15) Business Days thereafter, a long-term supply agreement shall be entered into between or among CJJD and the applicable Divested Entities, in form and substance reasonably satisfactory to the Parties, relating to the supply by CJJD (or its subsidiaries) of the pharmaceutical and other healthcare products to such Divested Entities.

5.5 Support of Transaction. Without limiting any covenant contained in ARTICLE V, the CJJD Parties, on the one hand, and the Liu Parties, on the other hand, shall each, and each shall cause its Affiliates to (a) use reasonable best efforts to cooperate to obtain all material consents and approvals of, and send all notices to, third parties that any Liu Party or CJJD Party or their respective Affiliates are required to obtain or send, as applicable, in order to consummate the transactions contemplated by this Agreement, (b) use reasonable best efforts to, upon the request of any Party to this Agreement and at such requesting Party’s expense, deliver such other documents and agreements as the requesting Party may reasonably require for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement, and (c) take such other action as may be reasonably necessary or as another Party hereto may reasonably request to satisfy the conditions of ARTICLE II or otherwise to comply with this Agreement and to consummate the transactions contemplated by this Agreement as soon as practicable.

ARTICLE VI
TERMINATION AND EXPENSES

6.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Liu and CJJD;

(b) by written notice by either Liu or CJJD if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(c) by written notice by either Liu or CJJD if the Acquisition Agreement is terminated in accordance with its terms;

(d) by CJJD (so long as neither CJJD Party is then in material breach of any of its representations, warranties or covenants contained in this Agreement) if there has been a breach of any of the Liu Parties’ representations, warranties or covenants contained in this Agreement, which would result in the failure of a condition set forth in Section 2.1 or Section 2.3, and which breach is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) days after written notice of the breach has been delivered to Liu from CJJD; or

(e) by Liu (so long as neither Liu Party is then in material breach of any of its representations, warranties or covenants contained in this Agreement) if there has been a breach of any of the CJJD Parties’ representations, warranties or covenants contained in this Agreement, which would result in the failure of a condition set forth in Section 2.1 or Section 2.2, and which breach is incapable of being cured or, if capable of being cured, has not been cured within thirty (30) days after written notice of the breach has been delivered to CJJD from Liu.

6.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 6.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 6.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except that the provisions of this Section 6.2 and ARTICLE IX shall survive any termination of this Agreement. Nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in this ARTICLE VI, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 6.1.

6.3 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any other certificates, documents, instruments and undertakings related hereto and all other matters related to the consummation of this Agreement.

ARTICLE VII
RELEASES

7.1 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Liu Parties, on behalf of themselves and their respective Affiliates (including, from and after the Closing Date, the Divested Entities) (collectively, the “Releasing Persons”), will release and discharge the CJJD Parties and their respective Affiliates from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the CJJD Parties or their respective Affiliates arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the CJJD Parties or their respective Affiliates, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date, except for any outstanding receivables or other Liability pursuant to Contracts entered into by any CJJD Party and any Divested Entity in the ordinary course of business. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the CJJD Parties or any of their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement.

ARTICLE VIII
SURVIVAL AND INDEMNIFICATION

8.1 Survival. All representations and warranties of the Liu Parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second (2nd) anniversary of the Closing Date. Additionally, Fraud Claims against any Liu Party shall survive indefinitely. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 8.1, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Liu Parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 8.2 other than clauses (i) or (ii) thereof may be made at any time.

8.2 Indemnification by the Liu Parties. Subject to the terms and conditions of this ARTICLE VIII, from and after the Closing, the Liu Parties and their respective successors and assigns (with respect to any claim made under this Section 8.2, the “Indemnifying Parties”) will jointly and severally indemnify, defend and hold harmless the CJJD Parties and their respective Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (with respect to any claim made under this Section 8.2, the “Indemnified Parties”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by any Liu Party set forth in this Agreement or in any certificate delivered by any Liu Party pursuant to this Agreement; (ii) the breach of any covenant or agreement on the part of any Liu Party set forth in this Agreement or in any certificate delivered by the Liu Parties pursuant to this Agreement; or (iii) any Fraud Claims.

8.3 Limitations and General Indemnification Provisions.

(a) Solely for purposes of determining the amount of Losses under this ARTICLE VIII (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) that are qualified by materiality or words of similar import or effect will be deemed to have been made without any such qualification.

(b) No investigation or knowledge by an Indemnified Party its Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the representations, warranties, covenants and agreements of the Indemnifying Party or the recourse available to the Indemnified Parties under any provision of this Agreement, including this ARTICLE VIII, with respect thereto.

(c) The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds actually paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

8.4 Indemnification Procedures.

(a) The then Chief Executive Officer of CJJD (the “CJJD Representative”) shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this ARTICLE VIII, including bringing and settling any claims hereunder and receiving any notices on behalf of the Indemnified Parties. Liu (the “Indemnifying Representative”) shall have the sole right to act on behalf of the Indemnifying Parties with respect to any indemnification claims made pursuant to this ARTICLE VIII, including defending and settling any claims hereunder and receiving any notices on behalf of the Indemnifying Parties.

(b) In order to make a claim for indemnification hereunder, the CJJD Representative on behalf of an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Representative on behalf of the Indemnifying Parties, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the CJJD Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to Indemnifying Representative).

(c) In the case of any claim for indemnification under this ARTICLE VIII arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the CJJD Representative must give a Claim Notice with respect to such Third Party Claim to the Indemnifying Representative promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnifying Representative will have the right to defend and to direct the defense against any such Third Party Claim, at its expense and with counsel selected by Indemnifying Representative, unless (i) the Indemnifying Representative fails to acknowledge fully to the CJJD Representative the obligations of the Indemnifying Parties to such Indemnified Party within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Indemnifying Representative on behalf of the Indemnifying Parties and the CJJD Representative on behalf of the Indemnified Party in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim or (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Parties. If the Indemnifying Representative on behalf of the Indemnifying Parties elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the CJJD Representative of its intent to do so, and Indemnifying Representative and the Indemnified Party will, at the request and expense of Indemnifying Representative, cooperate in the defense of such Third Party Claim. If Indemnifying Representative on behalf of the Indemnifying Parties elects not to, or at any time is not entitled under this Section 8.4 to, compromise or defend such Third Party Claim, fails to notify the CJJD Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the CJJD Representative on behalf of the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Parties will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the CJJD Representative without the prior written consent of Indemnifying Representative on behalf of the Indemnifying Parties (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Indemnifying Representative’s right on behalf of the Indemnifying Parties to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the CJJD Representative on behalf of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnifying Representative’s right on behalf of the Indemnifying Parties to compromise or settle in accordance with the immediately preceding sentence, the Indemnifying Representative on behalf of Indemnifying Parties may not settle or compromise any Third Party Claim over the objection of the CJJD Representative on behalf of the Indemnified Party; provided, however, that consent by the CJJD Representative on behalf of the Indemnified Party to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The CJJD Representative on behalf of the Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Representative’s right on behalf of the Indemnifying Parties to direct the defense.

(d) With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnifying Representative on behalf of the Indemnifying Parties will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If Indemnifying Representative on behalf of Indemnifying Parties does not respond within such thirty (30) days, the Indemnifying Representative on behalf of the Indemnifying Parties will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this ARTICLE VIII and will have no further right to contest the validity of such Claim Notice. If Indemnifying Representative on behalf of Indemnifying Parties responds within such thirty (30) days after the receipt of the Claim Notice and rejects such claim in whole or in part, the CJJD Representative on behalf of the Indemnified Party will be free to pursue such remedies as may be available under this Agreement or applicable Law.

8.5 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims related to the negotiation or execution of this Agreement or claims seeking injunctions or specific strict performance, indemnification pursuant to this ARTICLE VIII shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

ARTICLE IX
MISCELLANEOUS

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt (or, in the case of electronic mail, when no error message is generated) when transmitted by facsimile transmission or by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to any Liu Parties, to:

Renxin Yaju Building 5 Floor 4, Gong Shu District

Hangzhou City, Zhejiang Province

People’s Republic of China, 310008

Attention: Lei Liu

Email: jzll@vip.126.com

(b)	If to any CJJD Party, to:

Renxin Yaju Building 5 Floor 4, Gong Shu District

Hangzhou City, Zhejiang Province

People’s Republic of China, 310008

Attention: Frank Zhao

Email: frank.zhao@jojodrugstores.com

9.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.4 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require or permit the application of Laws of another jurisdiction, except Sections 5-1401 and 5-1402 of the New York General Obligations Law.

(b) Any Action arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the HKIAC Administered Arbitration Rules in force at the relevant time and as may be amended by this Section 9.4 (the “HKIAC Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the HKIAC Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing Parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c) Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in this Section 9.4, any Party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its HKIAC Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York. Nothing in this Section 9.4 shall be construed as preventing any Party from seeking conservatory or interim relief (including injunction, specific performance or other similar or comparable forms of equitable relief) from any court of competent jurisdiction pending final determination of the dispute by the arbitral tribunal.

9.5 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

9.6 Publicity. None of the Liu Parties, on the one hand, and the CJJD Parties, on the other hand, without the written consent of the other Parties, as the case may be, shall make any press releases or other communications to any third party (other than such Party’s Representatives who need to know such information for the sole purpose of assisting such Party to evaluate its possible participation in the transactions contemplated by this Agreement, if such Party advises such Representatives of the confidentiality obligations hereunder and shall ensure that such Representatives complies with) relating to this Agreement or the transactions contemplated by this Agreement; provided, however, that the restriction in this Section 9.5 shall not apply to the extent the announcement or communication is required by applicable securities Laws, any Governmental Authority or stock exchange rule; provided, further, that in such an event, any Liu Party or CJJD Party, as the case may be, making the announcement or communication shall use its commercially reasonable efforts to consult with CJJD or Liu, as the case may be, in advance as to the form, content and timing of such announcement or communication.

9.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Parties.

9.9 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

9.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

ARTICLE X
DEFINITIONS

10.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Business Days” means any day other than a Saturday, Sunday or another day on which the banks in New York City, the Cayman Islands, Hong Kong or the PRC are authorized by Law or executive order to be closed.

“Consent” means any consent, approval, waiver, authorization or permit of, or notice to or declaration or filing with, any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses, franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“Governmental Authority” means any federal, state, territorial, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Law” means any federal, state, territorial, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence (an “Effect”) that, individually or in the aggregate, is or would reasonably be expected to have, a material adverse effect on (a) the assets, properties, Liabilities, condition (financial or otherwise), business or results of operations of the Divested Entities, taken as a whole, or (b) the ability of the CJJD Parties to consummate the transactions contemplated hereby; provided, however, that for the purposes of clause (a), any Effect to the extent resulting or arising from the following shall not be deemed to constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) conditions (or changes therein) that are the result of factors generally affecting any industry or industries in which the Divested Entities operates, (b) general economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, including changes in interest or exchange rates, (c) any change in GAAP or interpretation thereof, (d) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, or other change in any applicable Law of or by any Governmental Authority, (e) any actions taken, or the failure to take any action, as required by the terms of this Agreement or at the written request or with the written consent of the Liu Parties, (f) the negotiation, execution or announcement of this Agreement, the Acquisition Agreement and the Transactions, including any litigation arising therefrom and any adverse change in relationship with any customer, employee (including employee departures), supplier, financing source or joint venture partner resulting therefrom, (g) changes in the price or trading volume of the Ordinary Shares (it being understood that this clause (g) shall not include the facts or occurrences giving rise or contributing to such changes in the price or trading volume of the Ordinary Shares), (h) any failure by the Divested Entities to meet any internal or published projections, estimates or expectations of the Divested Entities' revenue, earnings or other financial performance or results of operations for any period (it being understood that this clause (h) shall not include the facts or occurrences giving rise or contributing to such failure to meet any projections, estimates or expectations), (i) epidemic-induced public health crises, changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, earthquakes, tornados, hurricanes, or other weather conditions or natural calamities or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, and (j) effects resulting solely from the identity of any Party, or any of their respective Affiliates; provided that any Effect described in clauses (a), (b), (c), (d), and (i) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Divested Entities compared to other participants in the industry or industries in which the Divested Entities operate, in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial or arbitration award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Ordinary Shares” means the ordinary shares of CJJD, par value $0.24 per share.

“Organizational Documents” means the articles of incorporation, articles of association, certificate of incorporation, certificate of registration, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, memorandum of association, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Person” means an individual, corporation, company, exempted company, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Representative” means, as to any Person, such Person’s Affiliates and its and their members, managers, partners, operating partners, directors, officers, employees, agents and advisors (including financial advisors, consultants, counsels and accountants).

“Shareholder Approval” means an ordinary resolution (as defined in CJJD’s Organizational Documents) passed by affirmative vote of the holders of the Ordinary Shares representing at least a simple majority of the votes cast by all the Unaffiliated CJJD Shareholders that present in person or by proxy at the Shareholder Meeting, to approve and authorize this Agreement and the transactions contemplated by this Agreement.

“Shareholder Meeting” means the meeting of the holders of Ordinary Shares for the purpose of seeking the Shareholder Approval, including any postponement or adjournment thereof.

“Taxes” means (a) all direct or indirect federal, state, territorial, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Unaffiliated CJJD Shareholders” means the holders of Ordinary Shares, excluding those Ordinary Shares held, directly or indirectly, by or on behalf of any Liu Party or their respective Affiliates.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

CHINA JO-JO DRUGSTORES, INC.

By:	/s/ Ming Zhao
	Name:	Ming Zhao
	Title:	Chief Financial Officer

RENOVATION INVESTMENT (HONG KONG) CO., LTD.

By:	/s/ Lei Liu
	Name:	Lei Liu
	Title:	Director

[Signature Page to Equity Exchange Agreement (Divestiture Transaction)]

/s/ Lei Liu
Lei Liu

/s/ Li Qi
Li Qi

OAKVIEW INTERNATIONAL LIMITED

By:	/s/ Lei Liu
	Name:	Lei Liu
	Title:	Director

[Signature Page to Equity Exchange Agreement (Divestiture Transaction)]